UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     November 5, 2008
     (Date of earliest event reported)

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001

(302) 594-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On November 5, 2008, Hercules Incorporated (“Hercules”) issued a press release announcing that at its special shareholders meeting held on November 5, 2008, Hercules’ shareholders adopted the Agreement and Plan of Merger, dated July 10, 2008, pursuant to which Ashland Inc. has agreed to acquire Hercules. The Merger Agreement was adopted by holders of more than two-thirds of Hercules’ outstanding common stock, as required by Hercules’ Certificate of Incorporation and the Merger Agreement. The terms of the Merger Agreement call for Hercules shareholders to receive, for each share of Hercules common stock, $18.60 in cash and 0.0930 of a share of Ashland common stock.

According to the final tally of shares voted, approximately 97 percent of the shares of Hercules’ outstanding common stock present voted for the adoption of the Merger Agreement, representing approximately 81 percent of the total number of shares of common stock outstanding and entitled to vote.

Hercules and Ashland expect the transaction to close on November 13, 2008.

The press release is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated November 5, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES INCORPORATED

Date: November 5, 2008	By: /s/ Israel J. Floyd
Israel J. Floyd
Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 5, 2008

Hercules Plaza
1313 North Market Street
Wilmington, DE 19894-0001
Release on Receipt	(302) 594-5000
08-22-F

HERCULES SHAREHOLDERS VOTE IN FAVOR OF MERGER
WITH ASHLAND INC.

WILMINGTON, DE, NOVEMBER 5, 2008 . . . Hercules Incorporated (NYSE: HPC) announced that at its special shareholders meeting held earlier today Hercules’ shareholders adopted the Agreement and Plan of Merger, dated July 10, 2008, pursuant to which Ashland Inc. has agreed to acquire Hercules. The Merger Agreement was adopted by holders of more than two-thirds of Hercules’ outstanding common stock, as required by Hercules’ Certificate of Incorporation and the Merger Agreement. The terms of the Merger Agreement call for Hercules shareholders to receive, for each share of Hercules common stock, $18.60 in cash and 0.0930 of a share of Ashland common stock.

Hercules and Ashland expect the transaction to close on November 13, 2008.

# # #

Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. The words or phrases "will likely result," "should," "are expected to," "will continue," "is anticipated," "expect," "estimate," "project" or similar expressions are among those which identify forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the possibility that the transaction with Ashland may not be completed; the possibility that financing may not be available to Ashland on the terms committed; and other risks that are described in filings made by Ashland and the Company with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. Accordingly, there can be no assurance that the Company will meet future results, performance or achievement, expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in reports filed by the Company with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Media Contact:	John S. Riley	(302) 594-6025
Investor Contact:	Stuart L. Fornoff	(302) 594-7151